ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Agreement") dated as of March 30, 2021 is entered into by and between First Bitcoin Capital LLC ("Assignor") and ANI Holdings Pty Ltd. ("Assignee").

W I T N E S S E T H:

WHEREAS, reference is made to the Convertible Note Agreements, dated as of December 31, 2018 (Note #1) and Convertible Note dated as of October 1, 2019 (Note #2) between Assignor, as lender, and the entities listed on Schedule 1 hereto, as borrower (as amended, restated, supplemented, or otherwise modified from time to time, the "Loan Agreement"), and to the loan made pursuant thereto (the "Loan"); and

WHEREAS, pursuant to the terms of this Agreement, Assignor desires to sell, and Assignee desires to purchase, the Loan.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

1. Assignment. Assignor hereby sells, assigns, and transfers to Assignee all of Assignor's right, title and interest in and to the Loans, the Loan Documents, in exchange for a new Note to Assignor for an aggregate purchase price specified in a settlement statement executed by both parties, plus all accrued and unpaid interest on the Loans to (but excluding) the Settlement Date.

"Settlement Date" means the date hereof; provided, however, that if Assignor receives such aggregate purchase price after 3:00 p.m., New York time, on the date hereof, the Settlement Date shall be the next succeeding Business Day.

2. Assumption. Assignee hereby assumes the obligations, and agrees to observe and perform all the covenants, applicable to the holder of the Loan under the Loan Documents, Loan Agreements accruing from and after the Settlement Date. Assignee hereby remakes the representations and warranties contained in the Loan Agreements for the benefit of the respective Lender (as defined therein).

3. Non-Reliance on Assignor. Except as explicitly set forth herein, Assignor makes no representation or warranty in connection with, and shall have no responsibility with respect to, the solvency, financial condition, or financial or other statements of the Borrower, or the validity or enforceability of the obligations of the Borrower in respect of the Loan Agreement or any other Loan Document. Assignee acknowledges that it has, independently and without reliance on Assignor (except as set forth in the representations in Section 4 below), made its own credit analysis and decision to enter into this Assignment and Assumption Agreement and will continue to be responsible for making its own independent appraisal of the business, affairs and financial condition of the Borrower and the underlaying assets.

4. Representations.

(a) The assignment provided for herein shall be without representation or warranty by, and without recourse to, Assignor, except that Assignor represents and warrants as follows:

(i) is a limited Liability Company, duly organized, validly existing and in good standing under the laws of the State of Colorado.

(ii) Assignor has the full power, authority, and legal right to sell, assign and transfer the Loan and to execute, deliver and perform this Agreement.

(iii) Assignor has duly authorized, executed and delivered this Agreement and, assuming the due authorization, execution and delivery by the Assignee, this Agreement constitutes the legal, valid and binding agreement of Assignor, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization,

liquidation, receivership, moratorium and other laws relating to or affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

(iv) Assignor is the legal and beneficial owner of the Loan and is transferring the Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering the Loan.

(v) As of the date hereof, the outstanding principal balance of the Loans is $1,191,307, and the proceeds of the Loan have been fully disbursed and, there are no holdbacks and there is no requirement for future advances thereunder. Interest on the Loans has been accumulating through and the interest payment that is $54,838.76 (as of 01-31-2021)

(vi) Each of the additional representations and warranties set forth in Schedule 2 attached hereto and made a part hereof are true and correct as of the date hereof.

(b) Assignee hereby represents, warrants and covenants as follows:

(i) Assignee is duly organized, validly existing and in good standing in the jurisdiction of its formation.

(ii) Assignee has the full power, authority, and legal right to purchase the Loan, and to
execute, deliver and perform this Agreement.

(iii) Assignee has duly authorized, executed and delivered this Agreement and, assuming the due authorization, execution and delivery by the Assignor, this Agreement constitutes the legal, valid and binding agreement of the Assignee, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium and other laws relating to or affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

(c) Each party hereto represents and warrants to the other that it has dealt with no broker or similar person in connection with entering into this Agreement (other than the other party to this Agreement).

5. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Colorado, without regard to conflict of law principles.

6. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

7. Successors and Assigns. The provisions of this Agreement shall be binding upon the parties and their respective successors and/or assigns.

8. Entire Agreement. This Agreement constitutes the entire agreement, and supersedes all prior agreements, if any, of the parties hereto with respect to the subject matter hereof.

9. Defined Terms. Capitalized terms used and not defined herein will have the respective meanings
set forth in the Loan Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

ASSIGNOR:

First Bitcoin Capital LLC

By: ______________________
Name: Simon Rubin
Title: Manager

Assignee:

ANI Holdings Pty Ltd

By: ______________________
Name: Ariel Cohen
Title: Manager

Schedule 1

Borrowers

1. Kronos Advanced Technologies Inc

Schedule 2

Additional Representations and Warranties

1. Schedule 3 attached hereto and made a part hereof is a true, correct, and complete list of the Loan Documents as of the date hereof, true, correct copies of which (including all amendments, assignments and modifications thereto) have been provided by Assignor to Assignee.

2. No consent or approval from any party (including authorization, or order of, or registration or filing with, or notice to, any court or governmental agency or body having jurisdiction or regulatory authority over Assignor) is required for Assignor's execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement or, to the extent so required, such consent approval has been obtained, made or given.

3. The outstanding principal balance of Note #1 is $941,307.00.

4. The outstanding principal balance of Note #2 is $250,000.00

5. To the best of Assignor's knowledge, Borrower has not asserted any counterclaims, defenses or offsets against Assignor or, to the best of Assignor's knowledge, any other party with respect to any payment due or to become due under the Loan Agreement or the other Loan Documents and to the best of Assignor's knowledge, there are no counterclaims, defenses or offsets which may be asserted by Borrower with respect to any payment due or to become due under the Note or the other Loan Documents.

6. To the best of Assignor's knowledge, no Event of Default exists under the Loans. To Assignor's actual knowledge, no event exists which, with the passage of time or with notice and the expiration of any grace or cure period, would or does constitute an Event of Default under the Loan.

7. To the best of Assignor's knowledge, no portion of the collateral securing the Loan has been released or subordinated, except in accordance with the Loan Documents.

8. To the best of Assignor's knowledge, Assignor has not provided Borrower or any other party to the Loan Documents with any written waivers or consents with respect to an Event of Default, nor has Assignor given any written notices or other statements asserting the existence of a Default or Event of Default which remains uncured.

9. To Assignor's actual knowledge, there currently exists no event of default or event (including the origination of the Loan and the transfer of the Loan from Assignor to Assignee) which, with the passage of time or with notice and the expiration of any grace or cure period, would or does constitute a material event of default under the Loan agreements.

10. To the best of Assignor's knowledge, the report of Borrower entitled "Disclosure Statement Pursuant to the Pink Basic Disclosure Guidelines" dated as of December 31,2020, attached as Exhibit A hereto, made available by Assignor to Assignee, is true, correct, and complete in all material respects.

11. To the best of Assignor's knowledge, Assignor has not received any written notice that the representations and warranties of Borrower set forth in Article IV of the Loan Agreement and elsewhere in the Loan Documents are not true and correct in all material respect.

12. To the best of Assignor's knowledge, with respect to each Convertible Loan, all consents regarding the Loan required to be obtained under the applicable Note Documents have been obtained.

Schedule 3

Loan Documents

1. Convertible Loan Agreement between the entities listed on Schedule 1 hereto as borrower ("Borrower") and Assignor, effective as of December 31, 2018;

2. Convertible Loan Agreement between the entities listed on Schedule 1 hereto as borrower ("Borrower") and Assignor, effective as of October 1, 2019;